AMERICAN FINANCIAL GROUP, INC.
                                     [LOGO]






                             2002 ANNUAL BONUS PLAN



                            Adopted on March 20, 2002











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                         AMERICAN FINANCIAL GROUP, INC.

                             2002 ANNUAL BONUS PLAN



1.       PURPOSE

         The purpose of the Annual Bonus Plan (the "Plan") is to further the profitability of American Financial Group, Inc. (the "Company") to the benefit of the shareholders of the Company by providing incentive to the Plan participants.

2.       ADMINISTRATION

         Except as otherwise expressly provided herein, the Plan shall be administered by the Compensation Committee or a successor committee or subcommittee (the "Committee") of the Board of Directors of the Company (the "Board") composed solely of two or more "outside directors" as defined pursuant to Section 162(m) of the Internal Revenue Code. No member of the Committee while serving as such shall be eligible to be granted a bonus under the Plan. Subject to the provisions of the Plan (and to the approval of the Board where specified in the Plan), the Committee shall have exclusive power to determine the conditions (including performance requirements) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan and establish, adopt or revise such rules and regulations and to make all determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all of its actions and decisions with respect to the Plan shall be final, binding and conclusive on all parties.

3.       PLAN TERM AND BONUS YEARS

         The term of the Plan is one year, commencing January 1, 2002, which term shall be renewed from year to year unless and until the Plan shall be terminated or suspended as provided in Section 9. As used in the Plan the term "Bonus Year" shall mean a calendar year.

4.       PARTICIPATION

         Subject to the approval of the Committee and the Board of Directors (based on the recommendation of the Committee), the Chief Executive Officer and each of the Co-Presidents shall participate in the Plan (the "Participants"). The Executive Committee may designate other employees of the Company or its subsidiaries to be governed by the terms of the Plan, including consideration that a portion of payments made to such employees be in shares of common stock of the Company.

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5.       ESTABLISHMENT OF INDIVIDUAL BONUS TARGETS AND PERFORMANCE CRITERIA

         The Committee shall approve the individual target amount of bonus (the "Bonus Target") that may be awarded to each Participant and recommend that the Board adopt such action. In no event shall the establishment of any Participant's Bonus Target give a Participant any right to be paid all or any part of such amount unless and until a bonus is actually awarded pursuant to
Section 6.

         The Committee shall establish the performance criteria, both subjective and objective, (the "Performance Criteria") that will apply to the determination of the bonus of the Chief Executive Officer and each of the Co-Presidents for that Bonus Year and recommend that the Board adopt such action. The Bonus Targets and Performance Criteria set forth on Schedules I and II have been recommended by the Committee and approved by the Board.

6.       DETERMINATION OF BONUSES AND TIME OF PAYMENT

         As soon as practicable after the end of 2002, the Committee shall certify whether or not the performance criteria of the Chief Executive Officer and each of the Co-Presidents has been attained and shall recommend to the Board, and the Board shall determine, the amount of the bonus, if any, to be awarded to each Participant for 2002 according to the terms of this Plan. Such bonus determinations shall be based on achievement of the Performance Criteria for 2002.

         Once the bonus is so determined for the Chief Executive Officer and each of the Co-Presidents, it shall be paid one hundred percent in cash.

7.       TERMINATION OF EMPLOYMENT

         If a Participant's employment with the Company or a subsidiary, as the case may be, is terminated for any reason other than discharge for cause, he may be entitled to such bonus, if any, as the Committee, in its sole discretion, may determine.

         In the event of a Participant's discharge for cause from the employ of the Company or a Subsidiary, as the case may be, he shall not be entitled to any amount of bonus unless the Committee, in its sole discretion, determines otherwise.

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8.       MISCELLANEOUS

                  A. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of bonuses shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

                  B. TAX WITHHOLDING. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all bonuses paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash payments.

                  C. CLAIM TO BONUSES AND EMPLOYMENT RIGHTS. The designation of persons to participate in the Plan shall be wholly at the discretion of the Board. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

                  D. BENEFICIARIES. Any bonuses awarded under this Plan to a Participant who dies prior to payment shall be paid to the beneficiary designated by the Participant on a form filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant's legal representative. A beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

                  E. NONTRANSFERABILITY. A person's rights and interests under the Plan may not be assigned, pledged or transferred except, in the event of a Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

                  F. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company (to the extent permitted by the Articles of Incorporation and Code of Regulations of the Company and applicable law) against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him, in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law or otherwise or of any power that the Company may have to indemnify him or hold him harmless.

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                  G. RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent certified public accountants of the Company or of its Subsidiaries or upon any other information furnished in connection with the Plan by any officer or director of the Company or any of its Subsidiaries. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

                  H. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries in such proportions as shall be agreed upon by them from time to time.

                  I. PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

                  J. TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict between any such title or heading and the text of the Plan, such text shall control.

9.       AMENDMENT AND TERMINATION

         The Board may at any time terminate the Plan. The Board may at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.




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                                                                      Schedule I

                                ANNUAL BONUS PLAN
                                    FOR 2002
                                PARTICIPANTS AND
                                  BONUS TARGETS

                                                   Total                   Company
                                                   Bonus       EPS         Performance
Name                   Position                    Target      Component   Component
------------------     -------------------------   --------    ---------   ---------

Carl H. Lindner        Chairman of the Board       $990,000       50%         50%
                       & Chief Executive Officer
Carl H. Lindner III    Co-President                $990,000       50%         50%
Keith E. Lindner       Co-President                $990,000       50%         50%
S. Craig Lindner       Co-President                $990,000       50%         50%





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                                                                    Schedule II

                                ANNUAL BONUS PLAN
                   2002 PERFORMANCE CRITERIA FOR PARTICIPANTS

The overall bonus for 2002 for each Participant will be the sum of such Participant's bonuses for the following two Performance Criteria components:

                                      Weighting of Dollar Amount of Bonus Target
                                      ------------------------------------------
                                      (Assuming Schedule I indicates $990,000
                                      Bonus Target)

Earnings Per Share ("EPS") - 50%                    $495,000
Company Performance        - 50%                    $495,000


A.       EPS COMPONENT.

         Each participant's bonus will range from 0% to 175% of the dollar amount of the Bonus Target allocated to the EPS Component, based on the following levels of reported earnings per common share from insurance operations ("Operating EPS" defined below) achieved by the Company and its consolidated subsidiaries for 2001:

                                          Percentage of Bonus Target to be paid
         Operating EPS                    for EPS Component
         -------------                    -------------------------------------

         $1.76 or less                                       0
         $2.35                                             100%
           more than $2.35                       more than 100% up to 175%

         Where the Operating EPS is greater than $1.76 and less than $2.35, the bonus will be determined by straight line interpolation; if it is above $2.35, the Committee, in its discretion, shall determine the percentage of bonus above 100%.

         The Operating EPS to be considered is diluted EPS from the Company's insurance operations and not including investee results, realized gains and losses in the investment portfolio and unusual or non-recurring items. Additionally, the Committee shall have the power and authority, in its discretion, to adjust reported Operating EPS upward or downward for purposes of the Plan to the extent the Committee deems equitable.

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B.       COMPANY PERFORMANCE COMPONENT

         Each participant's bonus could range up to 175% of the dollar amount of the Bonus Target allocated to the Company Performance Component and will be determined by the Board, upon the Compensation Committee's recommendation, based on the Compensation Committee's subjective rating of the Company's relative overall performance for 2002. Such rating shall include a consideration of all factors deemed relevant, including financial (and non-financial) and strategic factors.

         When determining the Company's performance for 2002, the Committee intends to take into consideration the factors it believes are relevant to such performance. For 2002, it may be appropriate to consider factors including, but not limited to: earnings per share, including a specific review of the impact of any extraordinary transactions and investees' results; return on equity; per share price of common stock relative to prior periods and comparable companies as well as financial markets; status of credit ratings on outstanding debt and claims paying ability of the Company's subsidiaries; status of debt-to-capital ratio; combined ratio of the Company's subsidiaries; investment portfolio performance including realized gains and losses; and other operating criteria.










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